EXHIBIT 23(b)


                          CONSENT OF INDEPENDENT ACCOUNTANTS
                          ----------------------------------

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Texas Utilities Company (doing business as TXU
    Corp) of our report dated 3 March 1999 on the financial statements of TXU Eastern Holdings Limited, a wholly owned subsidiary of Texas Utilities Company, which appears in the Annual Report on Form 10-K of Texas Utilities Company for the year ended December 31, 1998.


    /s/ PricewaterhouseCoopers

    PricewaterhouseCoopers
    London, England
    17 December 1999